143839
                                                   SUB ITEM 77Q1



An Amendment, dated August 19, 2008, to the Amended and Restated Declaration of Trust of MFS Series Trust VI, dated December 16, 2004, is contained in Post-Effective Amendment No.27 to the Registration Statement(File Nos.33-34502 and 811-6102), as filed with the Securities and Exchange Commission via EDGAR on August 27, 2008, under Rule 485 under the Securities Act of 1933.
Such document is incorporated herein by reference.